Exhibit 99.1
WASTE CONNECTIONS REPORTS SECOND QUARTER 2011 RESULTS
•	Revenue of $390.2 million, up 18.1%

•	Internal growth of 5.5% and operating margins above expectations

•	GAAP EPS and adjusted EPS* of $0.39, up 21.9%

•	YTD net cash provided by operating activities of $190 million

•	YTD free cash flow* of $145.5 million, or 20.2% of revenue

•	Completes new $1.2 billion unsecured revolving credit facility

•	Returns $59.4 million YTD to stockholders through share repurchases and dividends
FOLSOM, CA, July 19, 2011 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2011. Revenue totaled $390.2 million, an 18.1% increase over revenue of $330.5 million in the year ago period. Operating income was $84.8 million, or 21.7% of revenue, up 22.3% over operating income of $69.4 million in the second quarter of 2010. Net income attributable to Waste Connections in the quarter was $44.4 million, or $0.39 per share on a diluted basis of 114.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $30.4 million, or $0.26 per share on a diluted basis of 117.5 million shares.
Adjusted net income attributable to Waste Connections in the quarter was $44.8 million*, or $0.39 per share*, adjusting primarily for acquisition-related costs expensed during the period. Adjusted net income attributable to Waste Connections in the prior year period was $37.2 million*, or $0.32 per share*, adjusting primarily for costs associated with the early redemption of the Company’s 2026 Notes.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments were $8.6 million ($5.4 million net of taxes, or approximately $0.05 per share) in the quarter compared to $8.5 million ($5.3 million net of taxes, or approximately $0.05 per share) in the year ago period.
“2011 continues to play out well for us. Core pricing, increasing disposal volumes and record recycling commodity values once again contributed to solid results in the quarter. These factors, together with better than expected contribution from recent acquisitions, enabled us to exceed the upper end of our outlook. Adjusted operating income before depreciation and amortization* as a percentage of revenue in the second quarter expanded 30 basis points over the prior year period despite a 100 basis point increase in fuel expense as a percentage of revenue, and adjusted EPS* increased more than 20%,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Our strong free cash flow, low leverage and more than $600 million of available capacity under our new credit facility provide tremendous flexibility to fund our growth strategy and return of capital to shareholders.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the six months ended June 30, 2011, revenue was $721.7 million, a 13.1% increase over revenue of $638.0 million in the year ago period. Operating income was $153.4 million, or 21.3% of revenue, up 18.9% over operating income of $129.0 million for the same period in 2010. Net income attributable to Waste Connections for the six months ended June 30, 2011, was $81.0 million, or $0.71 per share on a diluted basis of 114.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $58.0 million, or $0.49 per share on a diluted basis of 117.7 million shares. Adjusted net income attributable to Waste Connections for the six months ended June 30, 2011, was $81.7 million*, or $0.71 per share*, up 22.1% and 24.6%, respectively, compared to $66.9 million*, or $0.57 per share* in the year ago period.
For the six months ended June 30, 2011, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments were $15.6 million ($9.7 million net of taxes, or approximately $0.08 per share), compared to $16.3 million ($10.1 million net of taxes, or approximately $0.09 per share) in the year ago period.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 29 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 20th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (916) 608-8200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected performance of our base business, expected share repurchases and dividend payments, expected contribution from closed acquisitions, and future acquisition activity and growth strategy. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental, health, safety and employment laws and regulations may restrict our operations and growth and increase our costs; (30) climate change regulations may adversely affect operating results; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (32) alternatives to landfill disposal may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2011
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011
Revenues	$330,477	$390,184	$638,018	$721,652
Operating expenses:
Cost of operations	187,346	221,872	364,336	408,938
Selling, general and administrative	36,353	41,169	72,011	80,007
Depreciation	33,464	36,939	64,908	69,975
Amortization of intangibles	3,598	5,673	7,184	9,650
Loss (gain) on disposal of assets	365	(267)	622	(292)

Operating income	69,351	84,798	128,957	153,374

Interest expense	(9,161)	(11,087)	(21,423)	(19,920)
Interest income	165	143	318	276
Loss on extinguishment of debt	(9,734)	—	(10,193)	—
Other income (expense), net	(169)	(245)	469	149

Income before income tax provision	50,452	73,609	98,128	133,879

Income tax provision	(19,815)	(29,004)	(39,678)	(52,481)

Net income	30,637	44,605	58,450	81,398
Less: net income attributable to noncontrolling interests	(237)	(192)	(477)	(446)

Net income attributable to Waste Connections	$30,400	$44,413	$57,973	$80,952

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.26	$0.39	$0.50	$0.71

Diluted	$0.26	$0.39	$0.49	$0.71

Shares used in the per share calculations:
Basic	116,243,700	113,509,668	116,401,140	113,514,439

Diluted	117,482,751	114,308,710	117,747,552	114,354,979

Cash dividends per common share	$—	$0.075	$—	$0.15

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	June 30,
	2010	2011
ASSETS
Current assets:
Cash and equivalents	$9,873	$16,951
Accounts receivable, net of allowance for doubtful accounts of $5,084 and $4,728 at December 31, 2010 and June 30, 2011, respectively	152,156	174,974
Deferred income taxes	20,130	16,231
Prepaid expenses and other current assets	33,402	28,449

Total current assets	215,561	236,605

Property and equipment, net	1,337,476	1,361,804
Goodwill	927,852	1,104,823
Intangible assets, net	381,475	455,841
Restricted assets	30,441	28,185
Other assets, net	23,179	26,630

	$2,915,984	$3,213,888

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,252	$82,293
Book overdraft	12,396	10,478
Accrued liabilities	99,075	105,920
Deferred revenue	54,157	61,720
Current portion of long-term debt and notes payable	2,657	2,693

Total current liabilities	253,537	263,104

Long-term debt and notes payable	909,978	1,135,976
Other long-term liabilities	47,637	50,018
Deferred income taxes	334,414	364,900

Total liabilities	1,545,566	1,813,998

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 113,950,081 and 113,034,132 shares issued and outstanding at December 31, 2010 and June 30, 2011, respectively	1,139	1,130
Additional paid-in capital	509,218	473,142
Retained earnings	858,887	922,798
Accumulated other comprehensive loss	(3,095)	(1,428)

Total Waste Connections’ equity	1,366,149	1,395,642
Noncontrolling interest in subsidiaries	4,269	4,248

Total equity	1,370,418	1,399,890

	$2,915,984	$3,213,888

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2010 AND 2011
(Unaudited)
(Dollars in thousands)

	Six months ended
	June 30,
	2010	2011

Cash flows from operating activities:
Net income	$58,450	$81,398
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	622	(292)
Depreciation	64,908	69,975
Amortization of intangibles	7,184	9,650
Deferred income taxes, net of acquisitions	7,737	23,106
Loss on redemption of 2026 Notes, net of make-whole payment	2,255	—
Amortization of debt issuance costs	1,090	540
Amortization of debt discount	1,245	—
Equity-based compensation	5,625	5,962
Interest income on restricted assets	(271)	(245)
Closure and post-closure accretion	880	967
Excess tax benefit associated with equity-based compensation	(6,423)	(2,829)
Net change in operating assets and liabilities, net of acquisitions	422	1,744

Net cash provided by operating activities	143,724	189,976

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(3,849)	(216,062)
Capital expenditures for property and equipment	(50,495)	(46,562)
Proceeds from disposal of assets	4,925	1,862
Decrease (increase) in restricted assets, net of interest income	(813)	2,501
Decrease (increase) in other assets	39	(2,764)

Net cash used in investing activities	(50,193)	(261,025)

Cash flows from financing activities:
Proceeds from long-term debt	281,000	427,500
Principal payments on notes payable and long-term debt	(308,860)	(286,202)
Change in book overdraft	(2,172)	(1,918)
Proceeds from option and warrant exercises	17,774	2,776
Excess tax benefit associated with equity-based compensation	6,423	2,829
Payments for repurchase of common stock	(83,665)	(42,381)
Payments for cash dividends	—	(17,041)
Tax withholdings related to net share settlements of restricted stock units	(3,600)	(5,271)
Distributions to noncontrolling interests	—	(675)
Debt issuance costs	—	(1,490)

Net cash provided by (used in) financing activities	(93,100)	78,127

Net increase in cash and equivalents	431	7,078
Cash and equivalents at beginning of period	9,639	9,873

Cash and equivalents at end of period	$10,070	$16,951

ADDITIONAL STATISTICS
THREE AND SIX MONTHS ENDED JUNE 30, 2011
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three months ended
June 30, 2011
Core Price	2.8%
Surcharges	0.8%
Volume	0.5%
Intermodal, Recycling and Other	1.4%

Total	5.5%

Revenue Breakdown:

	Three months ended		Six months ended
	June 30, 2011		June 30, 2011
Collection	$275,170	61.5%	$514,607	62.3%
Disposal and Transfer	133,722	29.9%	243,282	29.4%
Intermodal, Recycling and Other	38,328	8.6%	68,471	8.3%

Total before inter-company elimination	$447,220	100.0%	$826,360	100.0%

Inter-company elimination	$(57,036)		$(104,708)

Reported Revenue	$390,184		$721,652

Days Sales Outstanding for the three months ended June 30, 2011: 41 (26 net of deferred revenue)
Internalization for the three months ended June 30, 2011: 61%
Other Cash Flow Items:

	Three months ended	Six months ended
	June 30, 2011	June 30, 2011
Cash Interest Paid	$13,386	$16,732
Cash Taxes Paid	$12,210	$12,821
Debt to Book Capitalization as of June 30, 2011: 45%
Share Information for the three months ended June 30, 2011:

Basic shares outstanding	113,509,668
Dilutive effect of options and warrants	451,173
Dilutive effect of restricted stock	347,869

Diluted shares outstanding	114,308,710

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended	Three months ended
	June 30, 2010	June 30, 2011
Operating income	$69,351	$84,798
Plus: Depreciation and amortization	37,062	42,612
Plus: Closure and post-closure accretion	439	484
Plus/less: Loss (gain) on disposal of assets	365	(267)
Adjustments:
Plus: Acquisition-related transaction costs (a)	244	423

Adjusted operating income before depreciation and amortization	$107,461	$128,050

As % of revenues	32.5%	32.8%

	Six months ended	Six months ended
	June 30, 2010	June 30, 2011
Operating income	$128,957	$153,374
Plus: Depreciation and amortization	72,092	79,625
Plus: Closure and post-closure accretion	880	967
Plus/less: Loss (gain) on disposal of assets	622	(292)
Adjustments:
Plus: Acquisition-related transaction costs (a)	395	1,094

Adjusted operating income before depreciation and amortization	$202,946	$234,768

As % of revenues	31.8%	32.5%

(a)	Reflects the addback of acquisition-related costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2011	2010	2011

Reported net income attributable to Waste Connections	$30,400	$44,413	$57,973	$80,952
Adjustments:
Loss on extinguishment of debt, net of taxes (a)	6,035	—	6,320	—
Acquisition-related transaction costs, net of taxes (b)	151	507	245	923
Loss (gain) on disposal of assets, net of taxes (c)	648	(166)	808	(181)
Impact of deferred tax adjustment (d)	—	—	1,547	—

Adjusted net income attributable to Waste Connections	$37,234	$44,754	$66,893	$81,694

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.26	$0.39	$0.49	$0.71

Adjusted net income	$0.32	$0.39	$0.57	$0.71

(a)	Reflects the elimination of costs associated with the early redemption of outstanding debt.

(b)	Reflects the elimination of acquisition-related costs.

(c)	Reflects the elimination of a loss (gain) on disposal of assets.

(d)	Reflects the elimination of an increase to the income tax provision associated with an adjustment in the Company’s deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three months ended	Three months ended
	June 30, 2010	June 30, 2011
Net cash provided by operating activities	$60,044	$101,597
Plus/less: Change in book overdraft	(1,191)	(1,903)
Plus: Proceeds from disposal of assets	4,123	1,074
Plus: Excess tax benefit associated with equity-based compensation	3,945	991
Less: Capital expenditures for property and equipment	(23,742)	(27,034)
Less: Distributions to noncontrolling interests	—	—

Free cash flow	$43,179	$74,725

As % of revenues	13.1%	19.2%

	Six months ended	Six months ended
	June 30, 2010	June 30, 2011
Net cash provided by operating activities	$143,724	$189,976
Plus: Change in book overdraft	(2,172)	(1,918)
Plus: Proceeds from disposal of assets	4,925	1,862
Plus: Excess tax benefit associated with equity-based compensation	6,423	2,829
Less: Capital expenditures for property and equipment	(50,495)	(46,562)
Less: Distributions to noncontrolling interests	—	(675)

Free cash flow	$102,405	$145,512

As % of revenues	16.1%	20.2%